United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2010 (January 29, 2010)

CX2 TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-52396	20-2889663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Airport Road, Suite 410B, Boca Raton, Florida  33431
 (Address of principal executive offices) (Zip Code)

(561) 347-9235
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under ;the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under ;the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2010, CX2 Technologies, Inc. (the "Company," "CX2" or the "Registrant") entered into a Stock Purchase Agreement (the "Agreement") with Fusion Capital Investments Corp. ("Fusion Capital").  Pursuant to the Agreement, Fusion has agreed to acquire a majority of the Company's issued and outstanding shares of common stock via a new stock issuance of 29,000,000 shares, in exchange for $55,100 in cash and payment of the Company's legal fees related to the proposed transaction.  $25,000 of the purchase price will be paid at the closing, with the remaining $30,100 already paid to the Company upon execution of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities

On January 29, 2010, the Registrant issued a total of 4,925,750 shares of common stock to six individuals – the Company's CEO and five consultants – as compensation for services rendered.  The issuance of these shares was pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  2,700,000 of these shares were issued to Michael Rand, then the Company's CEO, President and sole director.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 11, 2010, Michael Rand, sole Director, President and CEO of CX2, resigned from all positions held with the Company, including resigning from Board service.  There was no disagreement, as defined in 17 CFR 240.3b-7, between the Registrant and Mr. Rand at the time of Mr. Rand's resignation from the Board of Directors.

Also on March 11, 2010, the Company appointed Lester Hahn as sole Director, President and CEO to replace Mr. Rand.  Mr. Hahn will serve as a director until his successor has been elected at the next annual meeting of the Registrant's shareholders or until his earlier resignation, removal, or death, and Mr. Hahn has not been appointed to any committees of the Board as the Board does not presently have any committees.

Mr. Hahn, age 80, has worked for the past four years as a sales representative and shareholder relations for GEOCommand, Inc., a consultant to CX2.  Prior to joining GEOCommand, Mr. Hahn was the President and owner of Hahn Sales, Inc., a manufacturer's representative for organizations for home furnishings as well as an importer.  Hahn Sales, located in Stoughten, Massachusetts, was in business for 37 years.  Mr. Hahn attended Lowell Technological Institute in Lowell Massachusetts in 1947 where he studied Textile Engineering. He did not receive a degree.

Mr. Hahn does not have any employment agreement or other compensatory agreement in place with the Company, and is not presently being compensated for his service as an officer and director of the Company.

The Registrant has not entered into any transactions with Mr. Hahn described in Item 404(a) of Regulation S-K.  However, Mr. Hahn did receive 400,000 of the shares issued by the Company in January of 2010 (described under Item 3.02 above) as compensation for consulting services he rendered to the Company.

Mr. Hahn was not appointed pursuant to any arrangement or understanding between Mr. Hahn and any other person.

See Item 3.02 above for disclosure about shares of stock issued to Michael Rand as compensation for unpaid wages prior to his resignation.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.27	Stock Purchase Agreement by and between Fusion Capital Investments Corp. and CX2 Technologies, Inc., dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 25, 2010

CX2 Technologies, Inc., a Nevada corporation

By:	/s/ Lester Hahn
Lester Hahn, CEO